                                                                    Exhibit 99.d

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
                              HUFFY CORPORATION
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]



                                            Your Board of Directors recommends a vote FOR the
                                            following:

Will Attend Special Meeting [ ]             1.  Issuance of up to 5,000,000 shares of common stock      For     Against    Abstain
                                                in connection with the merger of Gen-X Sports Inc.      [ ]       [ ]       [ ]
Please indicate number                          into HSGC, Inc., a wholly-owned subsidiary of Huffy
attending: _____                                Corporation.

                                            2.  Amending the articles of incorporation to reduce the    For     Against    Abstain
Change of Address [ ]                           percentage necessary for shareholder approval  of       [ ]       [ ]       [ ]
Mark here for address change                    certain items to a majority.
and revise pre-printed address


                                                                                Signature(s)_____________________Date:_______, 2002

                                                                                Signature(s)_____________________Date:_______, 2002

                                                                                  IMPORTANT: PLEASE SIGN AND RETURN PROMPTLY. Please
                                                                                  sign exactly as name appears. If signing in
                                                                                  fiduciary or representative capacity, please give
                                                                                  full title as such. If shares are registered in
                                                                                  more than one name, all holders must sign. If
                                                                                  signature is for a corporation, the handwritten
                                                                                  signature and title of an authorized officer is
                                                                                  required, together with the full corporate name.

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                                                       - FOLD AND DETACH HERE -

                                     VOTE BY TELEPHONE OR THE INTERNET 24 HOURS A DAY, 7 DAYS A WEEK



          TELEPHONE                                         INTERNET                                       MAIL
          ---------                                         --------                                       ----

Use a touch-tone telephone to vote              Access the World Wide Web site at               MARK, SIGN AND DATE your proxy
by phone toll-free. Simply dial                 HTTP://www.eproxyvote.com/huf/                  card. Detach your proxy card and
1-866-207-3912 and follow the                   to vote via the Internet. Have your             return it in the postage-paid
simple recorded instructions. Have              control number (located near the top            envelope provided.
your control number (located near               of this form) available when you
the top of this form) available                 access the web site. If you vote
when you call.                                  your shares via the Internet, there
                                                is no need to return your proxy
Your telephone vote authorizes the              card.
named proxies to vote your shares in
the same manner as if you marked,
signed and returned your proxy card.
If you vote your shares by
telephone, there is no need to
return your proxy card.
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You can vote by phone or via the Internet anytime prior to 9:00 a.m. on
September 12. You will need the control number printed at the top of this page to vote by phone or via the Internet. If you do so, you do not need to mail in your proxy card.


                                HUFFY CORPORATION
                         SPECIAL MEETING OF SHAREHOLDERS
                                ADMISSION TICKET

                         September 12, 2002,  10:00 a.m.
                               Huffy Corporation
                                225 Byers Road
                            Miamisburg, Ohio 45342
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                                HUFFY CORPORATION
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
            FOR SPECIAL MEETING OF SHAREHOLDERS SEPTEMBER 12, 2002

P     The undersigned hereby appoints Don R. Graber, James F. Robeson
R     and Joseph P. Viviano, and each of them, his or her proxies, with
O     power of substitution, to vote all shares of Common Stock of HUFFY
X     CORPORATION, an Ohio corporation, which he or she may be entitled to
Y vote at the Special Meeting of Shareholders of said Corporation to be Held September 12, 2002, and at any adjournment(s) thereof, on the following matters, all of which are described in the Proxy Statement, receipt of which is hereby acknowledged:

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED (A) FOR THE ISSUANCE OF UP TO 5,000,000 SHARES OF COMMON STOCK AND (B) FOR THE AMENDMENT TO THE ARTICLES OF INCORPORATION. EXCEPT FOR THE MATTERS LISTED ON THE REVERSE SIDE OF THIS CARD, THE BOARD OF DIRECTORS AT PRESENT KNOWS OF NO BUSINESS OTHER THAN OF A ROUTINE NATURE TO BE BROUGHT BEFORE THE MEETING. IF ANY OTHER BUSINESS IS BROUGHT BEFORE THE MEETING, INCLUDING A VOTE TO ADJOURN THE MEETING, THIS PROXY WILL BE VOTED ACCORDING TO APPOINTED PROXIES' DISCRETION AND BEST JUDGMENT. [SEE REVERSE SIDE]



DIRECTIONS TO HUFFY CORPORATION

----------------------------------------------------------------
FROM NORTH TO HUFFY CORPORATION
(Dayton Airport)
I-75 South to State Route 725 West (Exit 44)
Stay in center lane turning right
Once on 725 move immediately into left turn lane
Turn left onto Byers Road (BP and Shell Gas Stations on corners)
Travel .2 Mile to Huffy on the right
(Across from Signature Inn)
----------------------------------------------------------------

[Directional Map]

---------------------------------------------
FROM SOUTH TO HUFFY CORPORATION
(Cincinnati Airport)
Exit Airport onto 275 East.
I-75 North
State Route 725 West (Miamisburg)
Left onto Byers Road
(BP and Shell Gas Stations on corners)
..2 Mile to Huffy on the right
(Across from Signature Inn)
---------------------------------------------


If you plan to attend the meeting, please check the box and indicate the number attending on the reverse side of the proxy form. Please detach this card and bring it with you to the meeting for presentation at the meeting.